Addendum to the existing contract of employment

Between

Eastman Kodak Sàrl, Rte de Pre-Bois 29, 1215 Geneva, Switzerland (Hereafter “The Employer”)

and

Philip Cullimore (Hereafter “The Employee”)

This addendum to the original employment contract only modifies the specific terms described below. All unchanged terms and conditions from the original contract remain in full force and effect.

The following has been mutually agreed between parties:

Change of registered office and place of work
As of 1st January 2013, The Employer changes its registered office to Route des Avouillons 30, 1196 Gland, Switzerland and closes its office at Route de Pre-Bois 29, 1215 Geneva, Switzerland. Consequently the Employer’s new office is located at Route des Avouillons 30, 1196 Gland, Switzerland. This implies the following amendments to the employment contract as of 1st January 2013:

•	Place of work: the Employee’s place of work will be at the registered office in Gland (Route des Avouillons 30, 1196 Gland, Switzerland).
•	Public holidays: public holidays applicable are of the Canton of Vaud.
•
Social Security: compulsory social security contributions (AVS/Al/AF/APG) applicable are of the Canton of Vaud; the Employer will no compensate for any loss of social security benefits and/or deductions.

•	Tax at source: compulsory application of the tax at source rules between France and the Canton of Vaud will be implemented.
•	Parking places for employees: the Employer can no longer guarantee a parking place for all employees; however a plan to minimize impacts is in place (see Mobility plan).
•	Work permit: the Employee’s work permit will be updated to comply with the local law of the Canton of Vaud when appropriate.

In addition, the Employer makes the following amendment to the employment contract:

Payment of salary
As of 1st January 2013, the Employee’s annual base salary will be paid in 12 installments (instead of 13) at the end of each calendar month.

Any other element mentioned in the initial contract will remain unchanged.

Changes are effective 1st January 2013.

Done in 2 copies; Geneva, 17th December 2012

For the Employer:                                                                                     The Employee:

/s/ Cendrine Saugy                                                                                     /s/  Philip Cullimore
HR Manager                                                                                          Philip Cullimore